PURCHASE AND SALE AGREEMENT
                           ---------------------------

         1. PARTIES

         This 28th day of January, 1998, Faye A. Florence, Leonard Florence and
E. Merle Randolph, Trustees of 175 Amlegion Realty Trust, u/d/t dated April 10, 1995, and recorded with the Suffolk County Registry of Deeds in Book ___, Page ______, with an address c/o Syratech Corporation, 175 McClellan Highway, P.O. Box 9114, E. Boston, MA 01228-9114 (hereinafter referred to as "Seller") agrees to sell and The Claremont Company, Inc., (hereinafter referred to as "Buyer"), agrees to buy, upon the terms hereinafter set forth, the premises described in Paragraphs 2 and 3 below.

         2. DESCRIPTION

         The land commonly known as and numbered 135 American Legion Highway, Revere, Massachusetts, more particularly described in Exhibit A attached hereto and hereby made a part hereof (the "Premises").

         3. BUILDINGS, STRUCTURES, IMPROVEMENTS, FIXTURES

         Intentionally deleted.

         4. TITLE DEED

         The Premises are to be conveyed by quitclaim deed to Buyer, which deed shall convey a good and clear record and marketable title thereto, free from all encumbrances, except:

         (a) Provisions of all applicable building, zoning, health, land use control, or other laws, ordinances or regulations which may affect the use, maintenance or ownership of the Premises.

         (b) Such real estate and personal property taxes for the current fiscal tax year as are not due and payable at the time of the closing, which the Buyer shall assume and agree to pay.

         (c) Any liens for municipal betterments to be constructed after the Closing Date which at the time of closing the Buyer shall assume and agree to pay by execution of such instruments as Seller may require.


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         (d) Any covenant, restriction, easement or other matter of record recorded with the Suffolk County Registry of Deeds as of the date that the Buyer completes its title examination within the Inspection Period (defined in Paragraph 20 hereof) to which the Buyer has not objected. The Seller covenants with the Buyer that without Buyer's consent, no further encumbrances will be placed against the Premises by the Seller subsequent to the execution of this Agreement.

         5. PURCHASE PRICE

         The agreed purchase price for said Premises is One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00). A deposit of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the "Deposit") has been paid by the Buyer on or before this date. The remainder of the purchase price, as set forth above, is to be paid on the Closing Date in immediately available funds, or at Seller's option, by certified or bank check or by wire transfer.

         6. TIME FOR PERFORMANCE; DELIVERY OF DEED

         Such deed and other documents to be delivered by Seller and Buyer hereunder at the time of closing shall be delivered at the offices of Gadsby & Hannah, L.L.P., 225 Franklin Street, Boston, Massachusetts 02110 at 10 o'clock A.M. two hundred forty (240) days from the date hereof (or, in the event such date falls on a weekend or holiday, to the next business day thereafter) (the "Closing Date"), unless otherwise extended as hereinafter provided. Time is of the essence of this Agreement.

         7. POSSESSION AND CONDITION OF PREMISES

         On the Closing Date, Seller shall deliver to Buyer full possession of the Premises, free and clear of all tenants and occupants, the Premises to be then in the same condition as they now are, reasonable wear and tear excepted.

         8. EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM

         If the Seller shall be unable to give title or to make conveyance, or to deliver possession of the Premises, all as herein stipulated, or if at the time of the delivery of the deed the Premises do not conform with the provisions hereof, then the Seller shall use reasonable efforts to remove any defects in title, or to deliver possession as provided herein, or to make the said Premises conform to the provisions hereof, as the case may be, in which event the time for performance shall be extended for a period of thirty (30) days, provided that reasonable efforts shall not require the expenditure by Seller of more than $10,000, including attorneys fees. Such $10,000 limitation shall not include voluntary encumbrances placed on the Premises by Seller.

         9. FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM

         If at the expiration of the extended time for performance the Seller shall have failed to remove any defects in title, deliver possession, or make the Premises conform, as the case may be, all as herein agreed, then, at the Buyer's option, any payments made under this Agreement shall be forthwith refunded and all other obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto.

         10. BUYER'S ELECTION TO ACCEPT TITLE

         Notwithstanding anything in this Agreement to the contrary, the Buyer shall have the election at either the original or any extended time for performance, to accept such title as the Seller can deliver to the Premises and to pay therefor the full purchase price without deduction, in which case the Seller shall convey such title.

         11. ACCEPTANCE OF DEED

         The acceptance and recording of a deed by the Buyer shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, and Buyer thereafter shall have no right or claim against Seller with respect to this Agreement or the Premises, including, without limitation, any claim relating to the condition of the Premises or any state of facts regarding the Premises, including any set forth in this Agreement, whether or not known to the Seller or discoverable by the Seller at the time of the execution of the Agreement, at the time of the delivery of the deed, or at any other time. Buyer agrees that its purchase of the Premises is made on an "as-is" basis.


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         12. USE OF PURCHASE MONEY TO CLEAR TITLE

         To enable the Seller to make conveyance as herein provided, the Seller may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests and the parties may make arrangements for the delivery and recording of any such discharges after delivery of the deed in accordance with prevailing conveyancing practices.


         13. ADJUSTMENTS

         Real estate and personal property taxes, water, sewer use, fuel, gas and other obligations of or credits to Seller relating to the Premises, shall be adjusted ratably as of the date of closing and the net amount thereof shall be added to or deducted from the purchase price, as the case may be. The cost of all transfer taxes arising out of the recording of the deed in connection with this transaction shall be borne by the Seller. The costs of title search and certification, title insurance (if any) and recording costs arising out of this transaction shall be borne in accordance with prevailing conveyancing practices in Suffolk County, Massachusetts.

         14. ADJUSTMENT OF UNASSESSED AND ABATED TAXES

         If the amount of said taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement except as herein agreed. The provisions of this Paragraph 14 shall survive delivery of the deed hereunder.

         15. BROKERAGE

         The Buyer and Seller represent and warrant that neither has dealt with a broker or agent with respect to this transaction or with respect to the Premises. Each party covenants and agrees, on account of its actions with respect to this sale, to indemnify, hold harmless and defend the other party from and against all claims for brokerage or commission by any party on account of this sale. The provisions of this Paragraph 15 shall survive delivery of the deed hereunder.

         16. DEPOSIT

         The Deposit shall be held in escrow by Hutchins, Wheeler & Dittmar, subject to the terms of this Agreement, and shall be duly accounted for at the time of closing. Any income earned on the Deposit (which shall be part of the Deposit) shall be paid to Seller, except in the case of a default hereunder, in which case interest shall follow the Deposit. Seller's Federal Tax Identification Number is 04-681-2249. Buyer's Federal Tax Identification Number is 04-279-5779.

         17. DEFAULT; DAMAGES

         If Buyer shall fail to fulfill the Buyer's agreements herein, the Deposit (or applicable portion thereof as set forth in Paragraph 28 hereof) shall be retained by the Seller as liquidated damages, and this Agreement shall terminate without further recourse to Buyer, at law and in equity.

         18. NO ASSIGNMENT

         If Buyer either makes an assignment of Buyer's right under this Agreement or records a copy of this Agreement, at Seller's option, Seller may declare Seller's obligations hereunder to be null and void, and may deem Buyer to be in default of Buyer's obligations hereunder, whereupon this Agreement shall be deemed void and of no further force or effect and all deposits and interest thereon shall be retained by Seller. Notwithstanding the foregoing, Buyer shall have the right to assign Buyer's rights under this Agreement to any entity in which any one or more of Pat Carney, The Claremont Company, Inc., and/or Steve Bodi are members of any general partner entity of a limited partnership or members of a limited liability company or any entity which is controlled by any one or more of them.

         19. BUYER'S ACKNOWLEDGMENT RE: WARRANTIES

         Buyer represents, warrants and agrees that there have been no representations, warranties or Agreements made by or on behalf of Seller as to any matters concerning the Premises including but not limited to its area, topography, climate, air, water, water rights, utilities, present or future zoning, soil, subsoil, the uses for which the Premises are suited, the presence of oil or hazardous waste thereon, drainage, or access or with respect to the compliance by the Premises with any law, bylaw or regulation of any governmental authority, except as specifically set forth in this Agreement. Furthermore, Buyer represents, warrants and agrees that it and/or its representatives have or will have made their own independent inspection and investigation of the Premises. No patent or latent physical condition of the Premises whether or not now known or discoverable or whenever discovered shall affect the rights of any party hereto. Any agreements, warranties or representations not expressly set forth in this Agreement shall in no way bind Seller, and Buyer expressly waives any right of rescission and all claims for damages against Seller, its agents and employees, by reason of any other such statement, representation, warranty, promise or agreement. This Agreement contains the entire agreement between the parties hereto and no addition to or modification of any term or provision of this Agreement shall be effective unless set forth in a writing signed by both Seller and Buyer.

         20. RIGHT OF ENTRY; INSPECTION CONTINGENCY

         From the date hereof through the Closing Date, Buyer or its authorized representative(s) shall have the right to enter on the Premises at reasonable times, to inspect and measure the Premises, to show the Premises to contractors, engineers, architects, surveyors, insurers, lenders, and to make legal, financial, accounting, engineering, feasibility, environmental and market tests, studies, reviews, analyses, investigations and surveys of the Premises (collectively, the "Investigations"); all as Buyer may determine necessary and appropriate and all at Buyer's sole cost and expense. Notwithstanding the foregoing, in connection with any Investigations:

         (a) Buyer may not break any surface of the Premises or otherwise perform any invasive activities at the Premises, including, without limitation in connection with any environmental or geotechnical testing, except upon providing Seller with five (5) days' advance notice of such subsurface testing. Seller's duly authorized representative(s) shall have the right to be present for such testing.

         (b) Buyer may, at its sole cost and expense, engage an environmental consultant to conduct environmental testing on the Premises. At least five (5) days prior to conducting such testing, Buyer shall give Seller a summary of the proposed scope and location of testing.

         (c) Except as set forth above with respect to Buyer's subsurface testing, Buyer shall notify Seller of Buyer's desire to enter the Premises at least twenty-four (24) hours prior to the proposed time for such entry.

         (d) Prior to entering upon the Premises, Buyer shall obtain (and provide Buyer with a certificate evidencing) public liability insurance (in limits reasonably acceptable to Seller) naming Seller as an additional insured.

         (e) Buyer shall forthwith at its expense, (i) repair any and all damage to the Premises attributable in whole or in part to any activity permitted hereunder or any activity, act or omission of Buyer or any person claiming through Buyer on or about the Premises and (ii) restore the Premises to the condition it was in immediately prior to any such entry, activity, act or omission.

         (f) Buyer shall indemnify and hold Seller harmless for, from and against all losses, damage, liabilities, claims, costs and expenses (including reasonable attorneys' fees) arising out of or in any way connected with any Buyer's Investigations.

         (g) Buyer shall, at its expense, upon Seller's instruction, deliver to Seller copies of all plans, specifications, tests, studies, reviews, analyses, investigations and surveys conducted pursuant to this Paragraph 20 (the "Studies").

         The provisions of the foregoing clauses (a) and (f) shall survive the termination of this Agreement prior to the Closing, and the provisions of the foregoing clause (e) shall survive the Closing or any earlier termination of this Agreement. Furthermore, in the event of a termination of this Agreement prior to the Closing, Buyer shall assign to Seller all of Buyer's right, title and interest in and to any such Studies as Seller may, at its option, from time to time thereafter request. In contemplation of such assignment, Buyer shall have all of such Studies performed for the mutual benefit of Buyer and Seller and such Studies shall name Seller as a party entitled to rely thereon. The provisions of the preceding sentence shall survive the termination of this Agreement prior to the Closing.

         Seller shall deliver to Buyer within five (5) business days after the date of this Agreement, a copy of any environmental reports in Seller's possession and control relating to the Premises. Within sixty (60) days of the date hereof, (the "Inspection Period") if Buyer is not satisfied in its sole discretion with the results of any Studies which are conducted pursuant to the terms hereof, or the results of title searches or any other reviews or investigations regarding the Premises, Buyer may terminate this Agreement by written notice to Seller, whereupon the Seller shall return the Deposit to the Buyer and this Agreement shall terminate without further recourse to the parties, except as otherwise expressly set forth herein. If the Buyer fails to deliver a notice of termination aforesaid, Buyer's right to terminate under this Paragraph 20 shall be deemed waived and notwithstanding anything set forth in Paragraph 27 to the contrary, the Escrow Agent shall release one-half of the Deposit ($100,000.00) to Seller, which funds shall become property of the Seller and shall not be refundable to Buyer for any reason thereafter, except in the event of Seller's failure to comply with its obligations hereunder as provided more particularly under Paragraph 28 hereof, but shall be credited against the Purchase Price at the time of closing.

         21. PERMITS AND APPROVALS FOR USE OF PREMISES

         Seller makes no representation or warranty as to the existence, issuance, status or any other matter relating to any permits, licenses and other permissions or approvals required from any state, federal, city or other public authority for the operation of the Premises or for any other purposes and Buyer agrees that the nonexistence of or any defect in the same shall be Buyer's sole responsibility and that Seller shall have no obligation to provide the same or cure any defect in the same as a condition to Buyer's obligations hereunder.

         The foregoing notwithstanding, the Seller agrees that the Seller shall cooperate with the Buyer in all reasonable respects in connection with the pursuit of any permits, special permits, approvals, or other filings the Buyer is required to make to any applicable state or local authority in connection with the anticipated development of a hotel on the Premises. Seller's obligation to cooperate as set forth above shall be at no cost or expense to the Seller.

         22. NOTICES

         All notices required hereunder shall be given in writing by registered or certified mail, return receipt requested, or by any nationally recognized overnight delivery company as follows:

a.       If to Seller: To the address set forth in paragraph one hereof
               Attention E. Merle Randolph
               Fax No. (617) 561-0275

         with a copy to: Faye A. Florence, Esquire
                         Fax No. (617) 568-1361

         and with a copy to: James Westra, Esq.
                         Hutchins, Wheeler & Dittmar
                         A Professional Corporation
                         101 Federal Street
                         Boston, MA  02110
                         Fax No. (617) 951-1295

b.       If to Buyer:  To the address set forth in paragraph one hereof with a copy to: Diane M. McDermott, Esquire
                         Gadsby & Hannah, LLP
                         426 Franklin Street
                         Boston, MA  02110
                         Fax No. (617) 345-7050

         23. CONSTRUCTION OF AGREEMENT

         This instrument, executed in triplicate, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire agreement between the parties, is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns, and may be canceled, modified or amended only by a written instrument executed by both Seller and Buyer. The captions and marginal notes are used as a matter of convenience and are not to be considered a part of this Agreement or to be used in determining the intent of the parties to it. For purposes of any action or proceeding involving this Agreement, each party expressly submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such courts's jurisdiction by registered mail or personal service, provided that a reasonable time for appearance is allowed (but not less than the time afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.

         24. FURTHER ASSURANCES

         Following the execution of this Agreement, Buyer and Seller shall cooperate fully with each other so as to take any and all actions and execute any and all documents as are reasonably necessary to facilitate the transaction contemplated by this Agreement.

         25. AS IS

         The Premises is sold "as is" and as shown, and no representations have been made by Seller in regard to its condition except those contained in this Agreement. Buyer and Seller agree that they have incorporated in this Agreement their entire understanding and no oral statement or prior written statement made by either of them or by any other person extrinsic to this Agreement shall have any force or effect. Buyer agrees that Buyer is not relying on any representations, oral or written, concerning the age, condition, workmanship or suitability of the Premises or any part thereof for any purposes made by any person, other than those representations expressly set forth in this Agreement or in other documents expressly made a part hereof.

         26. LEASES; INCOME AND EXPENSE STATEMENT.

         Intentionally deleted.

         27. ESCROW PROVISION.

         The Deposit shall be held and controlled, as specified in this Agreement, by Seller's attorneys, Hutchins, Wheeler & Dittmar (for the purposes hereof, the "Escrow Agent"). It is understood and agreed that the Escrow Agent shall promptly, when collected by it, place the Deposit in an insured interest-bearing account at a bank, trust company or institutional depositary in Boston, Massachusetts. At the closing hereunder, the Deposit will be credited or paid to Seller, and all interest which has been earned on the Deposit shall be paid to Seller. If the closing does not occur for any reason whatsoever and this Agreement is terminated, then all such interest will be delivered with and paid to the party ultimately receiving the Deposit. The Escrow Agent will have no responsibility to maximize such interest, but only to place the Deposit in an account as provided for herein promptly upon collection thereof by the Escrow Agent. The Escrow Agent will not be liable for any failure of the institution in which the Deposit is being held. It is acknowledged that the Escrow Agent is counsel for Seller, and Buyer agrees that Escrow Agent may continue to act as such counsel notwithstanding its role as Escrow Agent even in the event of any dispute between the parties relating to this transaction. In the event of any dispute relating to the right of possession or the disposition of the Deposit, the Escrow Agent will retain dominion and control over the same until such dispute shall have been settled by mutual Agreement of Buyer and Seller with notice thereof to Escrow Agent, whereupon the Deposit will be paid over in accordance with such mutual Agreement of the parties; or, if such dispute is taken to a court of competent jurisdiction, the Deposit will be paid over into the custody of such court or otherwise paid over in accordance with the final order, decree or judgment of such court. It is contemplated that the Escrow Agent will not incur any cost or expense in the performance of its duties hereunder; and, in the event of a dispute, Escrow Agent shall be reimbursed for its reasonable out-of-pocket costs and expenses incurred in connection with such dispute and the settlement thereof, such reimbursement to be made between Buyer and Seller as they may mutually agree incident to the settlement of such dispute; or, if such dispute shall be resolved by a final order, decree or judgment by a court as aforesaid, such reimbursement shall be made by the unsuccessful party in such proceeding. In no event shall Escrow Agent be under any duty to institute or defend any such proceeding nor shall Escrow Agent be required under any circumstances to take any action requested by Seller or Buyer until indemnified to Escrow

Agent's reasonable satisfaction by the party or parties requesting such action. Escrow Agent shall not be liable to any party except for actions taken in bad faith.

         28. BUYER'S EXTENSION

         In the event Buyer is unable to obtain any permits Buyer deems necessary for Buyer's intended use of the Premises, Buyer may elect to extend the Closing Date hereunder for two (2) periods of ninety (90) days each (each an "Extension Period") upon the following terms and conditions. Fourteen (14) days prior to the Closing Date (as the same may be extended hereunder), Buyer shall deliver notice to Seller of its election so to extend the Closing Date (an "Extension Notice") to that date which is ninety (90) days from the then-scheduled Closing Date (or in the event such date falls on a weekday or holiday, to the next business day thereafter). Upon Seller's receipt of Buyer's first Extension Notice, notwithstanding anything set forth in Paragraph 27 to the contrary, the balance of the Deposit ($100,000.00) shall be released by the Escrow Agent to Seller, and such funds shall become property of the Seller and shall not be refundable to Buyer for any reason thereafter except as set forth below, but shall be credited against the Purchase Price at the time of closing. In the event that the Buyer elects not to extend the Closing Date and does not close on the Closing Date for any reason, the $100,000 then being held in escrow shall be immediately returned to the Buyer. As a condition precedent to Buyer's exercise of its right to extend the terms of this Agreement for a second Extension Period, Buyer shall pay directly to Seller simultaneously with the Extension Notice $50,000, which amount shall be non-refundable, but credited against the Purchase Price at the time of closing. During the Extension Period(s), the Buyer shall also pay to the Seller, at the commencement of each 30-day period, $9,000 which shall constitute an extension payment on account of Buyer's extension of the terms hereof for such 30-day period (or any part thereof) and shall not be applied to reduce the Purchase Price. Buyer may, during any Extension Period, establish a Closing Date earlier than the last day of such Extension Period, upon ten (10) days' written notice to Seller. Notwithstanding anything to the contrary herein contained, in the event that the Seller does not comply with its obligations hereunder, all Deposits and extension payments paid hereunder shall, at the Buyer's option, be returned to the Buyer in addition to, and not in limitation of, the other rights available to the Buyer under the terms of this Agreement or by applicable law, including the right to seek specific performance of the Seller's material obligations hereunder.

Executed as an instrument under seal as of the date first above written.

SELLER:                                         BUYER:

175 AMLEGION REVERE REALTY TRUST                THE CLAREMONT COMPANY, INC.



By: /s/ Faye A. Florence                         /s/ Steven R. Bodi
    __________________________________           _______________________________
    Faye A. Florence, trustee and not            Name:  Steven R. Bodi
    individually                                 Title: Vice President



By: /s/ Leonard Florence
    __________________________________
    Leonard Florence, trustee and not
    individually


By: /s/ E. Merle Randolph
    __________________________________
    E. Merle Randolph, trustee and not
    individually



231867-6

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                                    EXHIBIT A

                    (Property Description for land located at 135 American Legion Highway, Revere, MA)